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                                                                  EXHIBIT 23.1


                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement pertaining to the Employee Stock Purchase Plan of Interstate Hotels Company on Form S-8 (File No. 333-19307) of our report dated February 12, 1997, except for
Note 21, as to which the date is March 19, 1997, on our audits of the consolidated financial statements as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in this annual report on Form 10-K.


                                                    /s/ COOPERS & LYBRAND L.L.P.

600 Grant Street
Pittsburgh, Pennsylvania
March 19, 1997